Exhibit 99.1

Joint Filer Information

Name of Joint Filer:	IPP99 Private Equity, L.L.C.

Address of Joint Filer:	310 South Street Morristown, NJ 07962

Issuer Name and Ticker or Trading Symbol:	Excelligence Learning Corporation (LRNS)

Date of Event Requiring Statement (Month/Day/Year):	4/30/01

Designated Filer:	WESKIDS III, L.L.C.

Signature:

IPP99 Private Equity, L.L.C.

By:  WESKIDS III, L.L.C., its managing member

By:	/s/ Christine W. Jenkins Name: Christine W. Jenkins Title: Vice President and Secretary	Date: December 10, 2003

Exhibit 99.2

Joint Filer Information (continued)

Name of Joint Filer:	William E. Simon & Sons Private Equity Partners, L.P.

Address of Joint Filer:	310 South Street Morristown, NJ 07962

Issuer Name and Ticker or Trading Symbol:	Excelligence Learning Corporation (LRNS)

Date of Event Requiring Statement (Month/Day/Year):	4/30/01

Designated Filer:	WESKIDS III, L.L.C.

Signature:

William E. Simon & Sons Private Equity Partners, L.P.

By:  William E. Simon & Sons Private Equity, L.L.C.,
        its general partner

By:	/s/ Christine W. Jenkins Name: Christine W. Jenkins Title: Executive Vice President and Secretary	Date: December 10, 2003

Exhibit 99.3

Joint Filer Information (continued)

Name of Joint Filer:	William E. Simon & Sons Private Equity, L.L.C.

Address of Joint Filer:	310 South Street Morristown, NJ 07962

Issuer Name and Ticker or Trading Symbol:	Excelligence Learning Corporation (LRNS)

Date of Event Requiring Statement (Month/Day/Year):	4/30/01

Designated Filer:	WESKIDS III, L.L.C.

Signature:

William E. Simon & Sons Private Equity, L.L.C.

By:	/s/ Christine W. Jenkins Name: Christine W. Jenkins Title: Executive Vice President and Secretary	Date: December 10, 2003